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                                                                    EXHIBIT 5.1

                              RIORDAN & MCKINZIE
                        A PROFESSIONAL LAW CORPORATION

                       695 TOWN CENTER DRIVE, SUITE 1500
                         COSTA MESA, CALIFORNIA 92626

                                August 7, 1998

Data Processing Resources Corporation
4400 MacArthur Blvd., Suite 600
Newport Beach, California 92660

Ladies and Gentlemen:

  We have acted as counsel to Data Processing Resources Corporation, a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of up to 2,935,560 shares (the "Merger Shares") of the Company's common stock, no par value per share (the "Common Stock"), to be issued by the Company in accordance with the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of June 16, 1998 among the Company, DPRC Acquisition Corp., a wholly owned subsidiary of DPRC, Systems & Programming Consultants, Inc. ("SPC") and certain SPC shareholders. This opinion is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act in connection with the Registration Statement on Form S-4, including all pre-effective and post-effective amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

  In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

  Based upon the foregoing and such other examination of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that, the Merger Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ Riordan & McKinzie